                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14a INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          Piccadilly Cafeterias, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [x]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                          PICCADILLY CAFETERIAS, INC.
                         3232 SHERWOOD FOREST BOULEVARD
                          BATON ROUGE, LOUISIANA 70816
                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD NOVEMBER 6, 2000
                             ---------------------

To the Shareholders of Piccadilly Cafeterias, Inc.:

     The 2000 Annual Meeting of the Shareholders of Piccadilly Cafeterias, Inc. (the "Company"), will be held at the general offices of the Company, 3232 Sherwood Forest Boulevard, Baton Rouge, Louisiana, on Monday, November 6, 2000, at 10:00 a.m., for the following purposes:

     1. To elect three persons to serve as directors on the Board of Directors for a three-year term and until their successors are elected and have qualified;

     2. To act upon such other matters as may properly come before the meeting or any reconvened meeting following any adjournment thereof.

     Only holders of record as of the close of business on September 8, 2000 are entitled to notice of and to vote at the meeting.

     The Annual Meeting may be adjourned from time to time without notice other than announcement at the Annual Meeting, and any business for which notice of the Annual Meeting is hereby given may be transacted at a reconvened meeting following such adjournment.

                                            By Order of the Board of Directors,

                                            /s/ W. SCOTT BOZZELL
                                            W. Scott Bozzell
                                            Secretary

Baton Rouge, Louisiana
October 10, 2000

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING IN PERSON, PLEASE VOTE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED REPLY ENVELOPE. IF YOU DO ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                          PICCADILLY CAFETERIAS, INC.
                         3232 SHERWOOD FOREST BOULEVARD
                          BATON ROUGE, LOUISIANA 70816
                             ---------------------

                                PROXY STATEMENT
                             ---------------------

     This proxy statement is furnished in connection with a solicitation of proxies by the Board of Directors (the "Board of Directors" or the "Board") of Piccadilly Cafeterias, Inc. (the "Company") for use at its Annual Meeting of Shareholders to be held on November 6, 2000, and at any adjournments thereof (the "Meeting") and is first being mailed to the Company's shareholders on or about October 10, 2000.

VOTING PROCEDURE

     Shareholders of record at the close of business on September 8, 2000 (the "Record Date"), will be entitled to vote at the Meeting. On the Record Date, there were 10,503,368 shares of common stock (the "Common Stock") outstanding.

     The holders of a majority of the shares of Common Stock issued and outstanding, present in person or represented by proxy, will constitute a quorum at the Meeting. The persons appointed by the Company to act as inspectors of election will treat shares of Common Stock represented by a properly executed and returned proxy as present at the Meeting for purposes of determining a quorum. The shares of Common Stock present at the Meeting that are abstained from voting or that are the subject of broker non-votes will be counted as present for purposes of determining a quorum.

     Directors will be elected by a plurality vote and all other matters coming before the Meeting will be decided by the vote of a majority of the votes cast. Each share of Common Stock will entitle the holder to cast one vote at the meeting and votes cast will be counted by the inspectors of election. Because directors will be elected by a plurality vote, abstentions and broker non-votes will have no effect upon the vote on these matters.

     Proxies in the enclosed form are solicited by the Board to provide an opportunity to every shareholder to vote on all matters scheduled to come before the Meeting, whether or not he or she attends in person. If proxies in the enclosed form are properly executed and returned, the shares represented thereby will be voted as specified. If no specifications are made, the proxies will be voted in favor of the proposed nominees. Any shareholder executing a proxy may revoke that proxy or submit a revised one at any time before it is voted. A shareholder may also attend the Meeting in person and vote by ballot, thereby cancelling any proxy previously given. Management expects no matters to be presented for action at the Meeting other than the election of directors. If, however, any other matters properly come before the Meeting, the persons named as proxies in the enclosed form of proxy intend to vote in accordance with their judgment on the matters presented.

PROXY SOLICITATION

     The Company will pay all expenses of soliciting proxies for the Meeting. In addition to solicitations by mail, arrangements have been made for brokers and nominees to send proxy materials to their principals, and the Company will reimburse them for their reasonable expenses in doing so. The Company has retained Equiserve Trust Company, N.A. to assist with the solicitation of proxies from brokers and nominees. It is estimated that the fees for such firm's services will be approximately $7,000 including out-of-pocket expenses. Certain employees of the Company, who will receive no additional compensation for their services, may also solicit proxies by telephone, telegram, telex, telecopy or personal interview.

SHAREHOLDER PROPOSALS AND BOARD NOMINATIONS

     In order to be considered for inclusion in the proxy materials related to the 2001 annual meeting of shareholders, the Company must receive shareholder proposals no later than June 11, 2001. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, it will be included in the proxy statement and set forth on the form of proxy issued for such annual meeting of shareholders.

     The Company's By-laws also require that any shareholder who desires to nominate a director or present a proposal before the 2001 annual meeting must notify the Secretary of the Company no earlier than May 2, 2001 and no later than June 11, 2001.

     Nominations for the election of directors may be made by the Board of Directors or the Nominating Committee. Shareholders may make a recommendation for a nominee by sending a letter to the Nominating Committee, or may make a nomination by complying with the notice procedures set forth in the Company's By-laws.

                             ELECTION OF DIRECTORS

     At the Meeting, three directors are to be elected to a three-year term, each to hold office until his successor is elected and qualified. The Board consists of three classes, each having a three-year term of office, with one class being elected each year. The persons named in the enclosed form of proxy intend to vote such proxy, unless otherwise directed, for the election of Ronald A LaBorde, James F. White, Jr. and Joseph H. "Jay" Campbell, Jr. as members of the class to serve until the 2003 Annual Meeting of Shareholders. If, contrary to present expectations, any of the nominees to be elected at the Meeting should become unavailable for any reason, the Board may reduce the size of the Board or votes may be cast pursuant to the accompanying form of proxy for a substitute nominee designated by the Board.

INFORMATION ABOUT NOMINEES AND DIRECTORS

     The following table provides certain information as of August 15, 2000, unless otherwise indicated, with respect to each nominee and each other director whose term will continue after the Meeting. Unless otherwise indicated, each person has been engaged in the principal occupation shown for the past five years.

  Nominees for Director

     Nominees for a three-year term expiring at the 2003 annual meeting:

     Ronald A. LaBorde, age 44, has been the President and Chief Executive Officer of the Company since July 1995. From January 1992 to June 1995 he was Executive Vice President, Treasurer and Chief Financial Officer. Mr. LaBorde joined the Company in July 1982 as Assistant Controller, and until January 1992 served in various capacities including Controller and Secretary. The Company's Board of Directors has named Mr. LaBorde Chairman of the Board effective immediately following the Meeting. Mr. LaBorde is a director of Amedisys, Inc.

     James F. White, Jr., age 60, has served as of counsel to the law firm of Shumaker, Loop & Kendrick, Toledo, Ohio since January 1, 1996. He previously served in various executive positions and as a director of Checkers Drive-In Restaurants, Inc. from January 1993 through December 1995, including serving as Chief Executive Officer from August 1, 1994 through August 31, 1995.

     Joseph H. "Jay" Campbell, Jr., age 48, has been President and Chief Executive Officer of Associated Grocers, Inc. since February 1, 1995. Associate Grocers, Inc. is a private, retailer-owned corporation that serves independent retail grocers in four states by providing grocery products and retail and technological services.

  Members of Board of Directors Continuing in Office

     Directors whose terms expire at the 2001 annual meeting:

     Norman C. Francis, age 69, has been a director since 1995. Dr. Francis is the President of Xavier University of Louisiana and a director of Entergy Corporation.

     Dale E. Redman, age 52, has been a director since 1995. Mr. Redman is a managing director of Windward Capital and a director of United Companies Financial Corporation. From 1988 to 1998, he was the Executive Vice President and Chief Financial Officer of United Companies Financial Corporation. On

March 1, 1999, United Companies Financial Corporation, a Baton Rouge financial institution, filed for protection under Chapter 11 of the Bankruptcy Code.

     C. Ray Smith, age 65, has been a director since 1992. Mr. Smith is the Tipton R. Snaveley Professor of Business Administration at the Darden Graduate School of Business Administration, University of Virginia and the Executive Director of the Darden School Foundation.

     Directors whose terms expire at the 2002 annual meeting:

     Robert P. Guyton, age 63, has been a director since 1996. Mr. Guyton is a financial consultant, having previously been a Vice President and financial consultant for Raymond James & Associates, Inc. from 1993 to 1996. From 1981 to 1991, Mr. Guyton was President and Chief Executive Officer of BankSouth Corporation. Mr. Guyton is a director of ChemFirst Corporation.

     Christel C. Slaughter, age 43, has been a director since 1996. Ms. Slaughter is the co-owner of, and management consultant with, Slaughter & Associates, SSA Consultants, Inc. Since 1979, Ms. Slaughter has been an active lecturer and consultant for both governmental and private entities.

     On September 6, 2000, Dr. Paul W. Murrill and Mr. Ralph P. Erben advised the Company that they would not stand for re-election to the Board at the Meeting. Dr. Murrill has been the Company's Chairman of the Board since 1994 and Mr. Erben has been a director since 1995.

OTHER INFORMATION ABOUT THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board held four meetings during the fiscal year ended June 30, 2000. No director during the last full fiscal year attended fewer than 75% of the aggregate of (a) the total number of meetings of the Board (held during the period for which he or she has been a director) and (b) the total number of meetings held by all committees of the Board on which he or she served (during the periods served).

     Each director who is not an officer of the Company receives, in addition to reimbursement of reasonable and necessary costs and expenses incurred, a retainer of $15,000 per year, a fee of $1,000 for each regular and special meeting of the Board that he or she attends, and $500 for each meeting of a committee of the Board that such director attends. The retainer is paid 50% in cash and 50% in the Company's Common Stock. In addition, Dr. Murrill receives a monthly Chairman's retainer of $4,167. Mr. LaBorde will not receive such a retainer.

     The Board presently has four standing committees, as described below:

     Executive Committee. The Executive Committee is authorized, to the extent permitted by law, to exercise substantially all powers of the Board between meetings of the Board. The Executive Committee held one meeting during the fiscal year ended June 30, 2000. Paul W. Murrill (Chairman), Ronald A. LaBorde and Dale E. Redman are members of the Executive Committee.

     Audit Committee. The Audit Committee reviews with the Company's independent auditors the plan, scope and results of the annual audit and the procedures for and results of internal controls. The Audit Committee reviews the audit services performed by the Company's independent auditors and the possible effect on the independence of the auditors of the performance of nonaudit services. The Audit Committee held three meetings during the fiscal year ended June 30, 2000. C. Ray Smith (Chairman), Ralph P. Erben, Norman C. Francis and Christel C. Slaughter are members of the Audit Committee.

     Compensation Committee. The Compensation Committee, which has authority to consider and make recommendations to the Board regarding compensation of officers of the Company, held one meeting during the fiscal year ended June 30, 2000. This committee also administers the Company's 1993 Incentive Compensation Plan. Dale E. Redman (Chairman), Robert P. Guyton, and Paul W. Murrill are members of the Compensation Committee.

     Nominating Committee. The Nominating Committee, which makes director recommendations to the Board on an as needed basis, did not meet during the fiscal year ended June 30, 2000. Paul W. Murrill (Chairman), Christel C. Slaughter and C. Ray Smith are members of the Nominating Committee.

                             COMMON STOCK OWNERSHIP

     The following table sets forth information regarding the beneficial ownership of the Company's Common Stock by (i) each director and director nominee of the Company, (ii) each executive officer for whom compensation information is disclosed under the heading "Executive Compensation and Other Benefits", (iii) all of the Company's directors and executive officers as a group, and (iv) each person known to the Company to be a beneficial owner of more than 5% of the outstanding common stock, all as determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934 (the "Exchange Act") based on information furnished by such persons. Unless otherwise indicated, all information is presented as of August 15, 2000 and all shares shown are held with sole voting and investment power.

                                                              SHARES BENEFICIALLY
NAME AND ADDRESS OF BENEFICIAL OWNER                                 OWNED           PERCENT OF CLASS
------------------------------------                          -------------------    ----------------
Paul W. Murrill.............................................          29,888(1)               *
Ronald A. LaBorde...........................................         337,506(2)             3.2%
Norman C. Francis...........................................           3,443                  *
Dale E. Redman..............................................           3,888                  *
Robert P. Guyton............................................           3,961                  *
Christel C. Slaughter.......................................           2,888                  *
C. Ray Smith................................................           3,285(3)               *
Ralph "Pete" Erben..........................................          33,606                  *
James F. White, Jr. ........................................               0                  0
Joseph H. "Jay" Campbell, Jr. ..............................               0                  0
Joseph S. Polito............................................          66,696(4)               *
Mark L. Mestayer............................................          54,000(5)               *
Julia H. R. Hamilton(6).....................................       1,162,510(7)            11.1%
  2736 Windrush Way
  Baton Rouge, Louisiana 70879
O. Q. Quick(8)..............................................         855,102(9)             8.1%
  #26 Sugar Creek Place
  Waco, Texas 76712
Dimensional Fund Advisors, Inc.(10).........................         678,100                6.4%
All directors and executive officers as a group (10
  persons)..................................................         539,161(11)            5.0%

---------------
  *  Less than 1%

 (1) Includes 20,000 shares that Dr. Murrill has the right to acquire upon the exercise of presently exercisable options.

 (2) Includes 89,716 shares held by Mr. LaBorde as trustee or co-trustee (together with Mr. O. Q. Quick) under several trusts. Also includes 207,500 shares that Mr. LaBorde has the right to acquire upon the exercise of presently exercisable options.

 (3) Includes 300 shares held by Mr. Smith's spouse.

 (4) Includes 60,000 shares that Mr. Polito has the right to acquire upon the exercise of presently exercisable options.

 (5) Represents shares that Mr. Mestayer has the right to acquire upon the exercise of presently exercisable options.

 (6) Ms. Hamilton is the daughter of the Company's founder, T.H. Hamilton, and she served on the Company's Board from 1977 to 1997, and continues to serve as an advisory director of the Company.

 (7) Includes 26,000 shares held by Ms. Hamilton as trustee of a charitable trust.

 (8) Mr. Quick began his career with the Company in 1946 and served in various capacities for the Company including Chairman of the Board, a director and Chief Executive Officer until 1995.

 (9) Includes 751,002 shares held by Mr. Quick as trustee or co-trustee under several trusts, 30,000 shares held by Mr. Quick's spouse as trustee under several trusts, and 74,100 shares held beneficially and of record jointly with his spouse or individually by Mr. Quick or his spouse.

(10)Based upon information included in Schedule 13G dated December 31, 1999 filed with the Securities Exchange Commission by Dimensional Fund Advisors, Inc., an investment advisor to four investment companies, and an investment manager to certain other comingled group trusts and separate accounts. These investment companies, trusts and accounts are the "Funds." All securities reported here are owned by the Funds. The address of the Funds is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.

(11) Includes 341,500 shares that such persons have the right to acquire upon the exercise of presently exercisable options.

                   EXECUTIVE COMPENSATION AND OTHER BENEFITS

     The following table sets forth certain information regarding the compensation of the Company's Chief Executive Officer and each of the Company's other most highly compensated executive officers. For the purpose of this and the following tables and discussion concerning executive compensation, such executive officers shall be referred to as the "Named Executive Officers."

                           SUMMARY COMPENSATION TABLE

                                                                     LONG-TERM
                                                                    COMPENSATION
                                                                       AWARDS
                                                                    ------------
                                              ANNUAL COMPENSATION    SECURITIES
                                              -------------------    UNDERLYING       ALL OTHER
     NAME AND PRINCIPAL POSITION       YEAR    SALARY     BONUS     OPTIONS/SARS   COMPENSATION(1)
     ---------------------------       ----   --------   --------   ------------   ---------------
Ronald A. LaBorde....................  2000   $325,026   $     --          --          $  800
  President and                        1999    309,377         --          --             800
  Chief Executive Officer              1998    274,976     67,626     250,000             800
Joseph S. Polito.....................  2000    194,960         --          --             800
  Executive Vice President             1999    171,368         --       7,500             800
  and General Manager                  1998    141,968     28,782      22,500             800
Mark L. Mestayer.....................  2000    153,584         --      12,000             800
  Executive Vice President and         1999    110,561      7,500       3,500             800
  Chief Financial Officer              1998     95,472     21,774      24,500             800

---------------

(1) Represents amounts paid by the Company for insurance premiums for a group policy which afforded term life insurance and long-term disability insurance for all officers and for a group accidental death policy which afforded coverage for all executive officers.
                             ---------------------

     The following table sets forth information with respect to the Named Executive Officers concerning options granted during the fiscal year ended June 30, 2000.

                       OPTION GRANTS IN FISCAL YEAR 2000

                                                    INDIVIDUAL GRANTS                          POTENTIAL REALIZABLE
                              -------------------------------------------------------------      VALUE AT ASSUMED
                                NUMBER OF      PERCENT OF                                      ANNUAL RATES OF STOCK
                               SECURITIES     TOTAL OPTIONS                                   PRICE APPRECIATION FOR
                               UNDERLYING      GRANTED TO     EXERCISE OR                           OPTION TERM
                                 OPTIONS      EMPLOYEES IN    BASE PRICE                      -----------------------
            NAME              GRANTED(#)(1)    FISCAL YEAR      ($/SH)      EXPIRATION DATE     5%($)        10%($)
            ----              -------------   -------------   -----------   ---------------   ----------   ----------
Mark L. Mestayer............     12,000           100.0%         $3.31        02/06/2010       $24,980      $63,303

---------------

(1) All options granted vest in full on the date of grant.
                             ---------------------

     The following table sets forth information with respect to the Named Executive Officers concerning option and SAR exercises during the fiscal year ended June 30, 2000 and unexercised options and SARs held as of June 30, 2000.

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                  FY-END OPTION/SAR VALUES AS OF JUNE 30, 2000

                                                           NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                           SHARES                         UNDERLYING UNEXERCISED            IN-THE-MONEY OPTIONS
                         ACQUIRED ON                         OPTIONS 06/30/00                   AT 06/30/00
                          EXERCISE        VALUE       ------------------------------   ------------------------------
         NAME                (#)       REALIZED ($)   EXERCISABLE(1)   UNEXERCISABLE   EXERCISABLE(1)   UNEXERCISABLE
         ----            -----------   ------------   --------------   -------------   --------------   -------------
Ronald A. LaBorde......       0             $0           132,500          117,500            $0              $0
Joseph S. Polito.......       0              0            46,000                0             0               0
Mark L. Mestayer.......       0              0            40,000                0             0               0

---------------

(1) All options were awarded at the fair market value of the underlying shares on the date of grant.
                             ---------------------

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee (the "Committee") of the Board is comprised entirely of outside, independent directors. The Committee prepares the recommendation for compensation of the chief executive officer, approves the compensation of executive officers of the Company, and administers the Company's stock option plan. The Board approves the compensation of the chief executive officer. In general, levels and methods of compensation approved by the Committee and the Board are designed to:

     - recognize individual initiative and performance;

     - assist the Company in attracting and retaining qualified executives; and

     - align the interests of executives with the long-term interests of shareholders through award opportunities that can result in ownership of Common Stock.

     Compensation of the Company's executives consists primarily of a base salary, bonus compensation based primarily on increases in pre-tax income over the prior fiscal year, and the periodic grant of long-term incentive opportunities in the form of stock options. For purposes of computing bonuses, net income is generally adjusted for certain non-recurring items. Individual bonus formulas are set so that executives reach target levels of total cash compensation as Company performance levels are met.

     In setting executive salary compensation (excluding Mr. LaBorde), the Committee generally bases its decisions on recommendations presented to it by the Company's Chief Executive Officer. The Committee's decisions on salary are made using subjective evaluations and no formulas measuring Company or individual performances are used. The Committee recommends Mr. LaBorde's salary compensation based on comparisons with peer companies and secondly, the results of an annual performance evaluation by the Board. Mr. LaBorde's bonus compensation is determined on the same basis as other executives. The Committee has targeted 3% of outstanding Common Shares in determining option grants to Mr. LaBorde. In approving Mr. LaBorde's compensation, the Board made no material modifications to the recommendations of the Committee.

     In fiscal 1998, the Committee received a report from an independent compensation consultant whom the Committee had engaged to review the Company compensation practices generally as well as to provide a comparison of the Company's executive compensation levels to other comparable companies. Based on the consultant's report, the Committee determined that the Company's overall level of executive compensation is generally in line with executive compensation practices at other peer companies.

     Legislation enacted in 1993 imposes a $1 million annual limit on the tax deductibility of compensation paid to certain executive officers. The Company's Amended and Restated 1993 Incentive Compensation Plan has been structured such that stock-based incentives granted under that plan can be excluded from the $1 million limit. The annual cash compensation currently paid by the Company to executive officers is substantially below $1 million and, accordingly, will continue to be deductible by the Company.

                                            Submitted by the Compensation
                                            Committee

                                            Dale E. Redman, Chairman
                                            Robert P. Guyton
                                            Paul W. Murrill

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None of the members of the Compensation Committee have been officers or employees of the Company or any of its subsidiaries. No executive officer of the Company served in the last fiscal year as a director or member of the compensation committee of another entity, one of whose executive officers served as a director or on the Compensation Committee of the Company.

PENSION PLAN

     The Company maintains a defined benefit pension plan for employees. Annual benefits payable on normal retirement at age 65 are equal to a participant's number of years of service multiplied by 1% of the participant's final average annual compensation, which is defined as the average annual remuneration paid for the five highest consecutive years of the 10 most recent years preceding retirement. Remuneration consists of a participant's total earnings during applicable periods, including bonuses. The Named Executive Officers have the following credited years of service under the plan: Mr. LaBorde -- 18; Mr. Polito -- 36; Mr. Mestayer -- 11. Benefits are not subject to deductions for Social Security benefits or other offset amounts. The following table shows estimated annual benefits payable on retirement to persons in specified remuneration and years-of-service classifications:

                                                   YEARS OF CREDITED SERVICE
        FINAL AVERAGE           ---------------------------------------------------------------
     ANNUAL COMPENSATION          15         20         25         30         35          40
     -------------------        -------    -------    -------    -------    -------    --------
    $175,000..................  $26,250    $35,000    $43,750    $52,500    $61,250    $ 70,000
     200,000..................   30,000     40,000     50,000     60,000     70,000      80,000
     225,000..................   33,750     45,000     56,260     67,500     78,750      90,000
     250,000..................   37,500     50,000     62,500     75,000     87,500     100,000
     300,000..................   37,500     50,000     62,500     75,000     87,500     100,000
     400,000..................   37,500     50,000     62,500     75,000     87,500     100,000
     500,000..................   37,500     50,000     62,500     75,000     87,500     100,000

---------------

     The amount of fiscal 2000 compensation from which benefits would be calculated is limited to $250,000 for Mr. LaBorde.
                             ---------------------

EMPLOYMENT, MANAGEMENT CONTINUITY AND RETIREMENT AGREEMENTS

     Each of the Named Executive Officers has entered into a management continuity agreement with the Company that provides benefits to the officer if the officer's employment is terminated other than because of disability, death, cause (as defined in the agreement) or by the officer for good reason (as defined in the agreement) within 36 months following a change of control (as defined in the agreement) of the Company. The benefits include a cash payment equal to one and one-half times the officer's base salary and bonus (with the exception of Mr. LaBorde for which the multiplier is two and one-half) and the vesting of all outstanding stock options, stock appreciation rights or other incentive awards.

                               PERFORMANCE GRAPH

     The following graph compares the yearly cumulative total shareholder return ("shareholder return") on the Company's Common Stock against the shareholder return of the S&P 500 Stock Index and a Peer Group Composite Index (structured by the Company as set forth below) for the five year period commencing June 30, 1995 and ended June 30, 2000.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*

   PICCADILLY CAFETERIAS, INC., S&P 500 INDEX & PEER GROUP COMPOSITE INDEX**

                               PERFORMANCE GRAPH

--------------------------------------------------------------------------------
                        1995      1996      1997      1998      1999      2000
--------------------------------------------------------------------------------
 Piccadilly
  Cafeterias, Inc.     100.00    126.31    134.46    169.09    114.14     39.39
 Peer Group            100.00     99.20     76.73     88.05     75.92     63.00
 S&P 500               100.00    126.00    169.73    220.92    271.19    290.85

---------------

 * Assumes $100 invested on June 30, 1995 in the Company's Common Stock, the S&P 500 Stock Index and a Peer Group Composite Index constructed by the Company as set forth below. Also assumes reinvestment of dividends.

**   Fiscal year ending June 30.

     In constructing the Peer Group Composite Index ("Peer Index") for use in the performance graph above, the Company used the shareholder returns of various publicly held companies (weighted in accordance with each company's stock market capitalization at June 30, 1995 and including reinvestment of dividends) that compete with the Company in the family dining segment (the group of companies included in the Peer Index competing with the Company are hereinafter referred to as the "Peer Group"). Included in the Peer Group are mid-priced family restaurant companies with large multi-unit operations and similar stock market capitalization. The Peer Group includes Buffets, Inc., Fresh Choice, Inc., Furr's/Bishop's Inc., Stacey's Buffet, Inc., Luby's Cafeterias, Inc., Perkins Family Restaurants, L.P., Ryan's Family Steak Houses, Inc., Shoney's, Inc. and Sizzler International Inc.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock, to file certain beneficial ownership reports with the Securities and Exchange Commission. During 2000, all such required statements were filed on a timely basis.

                                            By order of the Board of Directors

                                            /s/ W. SCOTT BOZZELL
                                            W. Scott Bozzell
                                            Secretary
Baton Rouge, Louisiana
October 10, 2000

                          PICCADILLY CAFETERIAS, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby acknowledges receipt of the Notice of the 2000 Annual Meeting of Shareholders and Proxy Statement and does hereby appoint Paul W. Murrill and Mark L. Mestayer, and either of them, with full power of substitution, as proxy or proxies of the undersigned to represent and to vote all shares of Piccadilly Cafeterias, Inc. Common Stock, which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Piccadilly Cafeterias, Inc., to be held at the general offices of the Company, 3232 Sherwood Forest Boulevard, Baton Rouge, Louisiana at 10:00 a.m. on November 6, 2000 and at any adjournment(s) thereof.

This Proxy, when properly executed, duly returned and not revoked, will be voted. It will be voted in accordance with the directions given by the undersigned shareholder. IF NO DIRECTION IS MADE, IT WILL BE VOTED IN FAVOR OF THE NOMINEES LISTED IN PROPOSAL 1.


--------------------------------------------------------------------------------
                PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN
                       PROMPTLY IN THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Please sign exactly as your name(s) appear(s) hereon, and when signing as attorney, executor, administrator, trustee or guardian, give your full title as such. If the signatory is a corporation, sign the full corporate name by a duly authorized officer.
--------------------------------------------------------------------------------


HAS YOUR ADDRESS CHANGED?                   DO YOU HAVE ANY COMMENTS?

---------------------------------           ------------------------------------

---------------------------------           ------------------------------------

---------------------------------           ------------------------------------

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE


------------------------------------------                1. Election of Directors           For All        With-     For All
      PICCADILLY CAFETERIAS, INC.                                                            Nominees       hold      Except
------------------------------------------                             Ronald A. LaBorde       [ ]           [ ]        [ ]
                                                                     James F. White, Jr.
                                                                 Joseph H. Campbell, Jr.

   CONTROL NUMBER:                                           NOTE: If you do not wish your shares voted "For" a particular nominee,
   RECORD DATE SHARES:                                       mark the "For All Except" box and strike a line through nominee's name. Your shares will be voted for the remaining nominee.


                                                          2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment(s). This Proxy may be revoked at any time prior to the voting thereof.



                                                -----------  Mark box at right if an address change or comment has      [ ]
Please be sure to sign and date this Proxy.     Date         been noted on the reverse side of this card.
-----------------------------------------------------------


-----------------------------------------------------------
Shareholder sign here                   Co-owner sign here

DETACH CARD                                                          DETACH CARD


                          PICCADILLY CAFETERIAS, INC.



          Dear Shareholder:

          Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to the management and operation of your Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

          Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

          Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

          Your vote must be received prior to the Annual Meeting of Shareholders, November 6, 2000.

          Thank you in advance for your prompt consideration of these matters.

          Sincerely,

          Piccadilly Cafeterias, Inc.



PICCM1